Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of Blue Bird Corporation of our report dated December 15, 2014, relating to the financial statements of School Bus Holdings Inc. and Subsidiaries, which appears in Hennessy Capital Acquisition Corp.’s Definitive Proxy Statement dated January 20, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

April 22, 2015